SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2003

ISCO INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22302	36-3688459

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction	file	Identification
of Incorporation or	number)	Number)
Organization)

451 Kingston Court, Mt. Prospect, Illinois	60056

(Address of Principal Executive Offices)	(Zip Code)

(847) 391-9400
(Registrant’s telephone number, including area code)

SIGNATURES
Press Release dated July 22, 2003

Item 5. Other Events.

     The information set forth below pursuant to Item 12 shall also be deemed filed pursuant to Item 5.

Loan Financing

     On July 22, 2003, ISCO International, Inc. (the “Company”) borrowed $300,00 from the line of credit agreement with affiliates of its two largest shareholders which was entered on October 23, 2002. The remaining balance of $700,000 may be drawn upon at the discretion of the lenders. Loans under this facility are secured by the assets of the Company and its subsidiaries, will accrue interest at 9.5%, and will mature on March 31, 2004. No warrants were issued or delivered in connection with this loan pursuant to an agreement between the Company and the Lenders.

Item 7 — Financial Statements, Pro Forma Financial Information and Exhibits.

Items (a) and (b) are inapplicable.

(c)  Exhibits

10.1 Loan Agreement dated October 23, 2002 between ISCO International, Inc., Manchester Securities Corporation, and Alexander Finance L.P. incorporated by reference to exhibit 10.1 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.2 Security Agreement dated October 23, 2002 between ISCO International, Inc., Spectral Solutions, Inc., Illinois Superconductor Canada Corporation, Manchester Securities Corporation, and Alexander Finance L.P. incorporated by reference to exhibit 10.2 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.3 Secured Grid Note dated October 23, 2002 between ISCO International, Inc. and Alexander Finance L.P. in the principal amount of $1,752,400 incorporated by reference to exhibit 10.3 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.4 Secured Grid Note dated October 23, 2002 between ISCO International, Inc. and Manchester Securities Corporation in the principal amount of $2,247,600 incorporated by reference to exhibit 10.4 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.5 Guaranty of Spectral Solutions, Inc. incorporated by reference to exhibit 10.5 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.6 Guaranty of Illinois Superconductor Canada Corporation incorporated by reference to exhibit 10.6 of the Company’s 8-K filed with the SEC on October 24, 2002.

10.7 Registration Rights Agreement dated October 23, 2002 between ISCO International, Inc. Manchester Securities Corporation, and Alexander Finance L.P.

incorporated by reference to exhibit 10.7 of the Company’s 8-K filed with the SEC on October 24, 2002.

99.1 Press Release dated July 22, 2003 announcing financial results for the second quarter ended June 30, 2003

Item 9. Regulation FD Disclosure

     The information included in this section is being furnished pursuant to Item 12 — Results of Operations and Financial Condition.

     On July 22, 2003, the Company issued a press release announcing its financial results for its second quarter ended June 30, 2003. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: July 22, 2003		ISCO International, Inc.

	By:	/s/ Frank Cesario

Frank Cesario
Chief Financial Officer